                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Unocal Corporation (the "Company") of our report dated February 14, 2002 relating to the consolidated financial statements and financial statement schedules, which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001.

     We also hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Unocal Corporation of our report dated March 10, 2000 relating to the consolidated statements of operations, of cash flows, and charges in stockholders' equity and owner's net investment of Pure Resources, Inc. and its subsidiaries ("Pure"), formerly referred to as Union Oil's Permian Basin business unit, for the year ended December 31, 1999, which appears in Pure's Annual Report on Form 10-K/A for the year ended December 31, 2001.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
September 20, 2002